POWER OF ATTORNEY

Each of the undersigned officers and directors of BlackRock Enhanced Equity Yield Fund, Inc. (“EEF”), BlackRock Enhanced Equity Yield and Premium Fund, Inc. (“ECV” and, together with EEF, the “Target Funds”) and BlackRock Enhanced Capital and Income Fund, Inc. (“CII” and, together with the Target Funds, the “Funds”), each a corporation formed under the laws of the State of Maryland, do constitute and appoint Richard S. Davis, Henry Gabbay and Donald C. Burke, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director, a Registration Statement on Form N-14 (the “Registration Statement”), including any pre-effective amendments and/or any post-effective amendments thereto, and any other filings with federal, state or local authorities or any regulatory authorities or stock exchanges that may be deemed by the officers of the Funds to be necessary or desirable in connection with the transactions contemplated therein, such transactions including, but not limited to, the termination of the Target Funds’ registrations under the Investment Company Act of 1940, as amended (the “1940 Act”), the delisting of the Target Funds’ securities from all stock exchanges and the dissolution of the Target Funds’ under applicable state law, and to file the same under the Securities Act of 1933, as amended, the 1940 Act, applicable state law or the rules of any regulatory authority or stock exchanges, or otherwise, with respect to the registration or offering of CII’s shares of common stock, par value $0.10 per share and the completion of the other transactions contemplated by the Registration Statement and this Power of Attorney or necessary or incidental thereto; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 1st day of May, 2008.

/s/ Donald C. Burke	/s/ James T. Flynn
Donald C. Burke	James T. Flynn
President and Chief Executive Officer	Director

/s/ Neal J. Andrews	/s/ Henry Gabbay
Neal J. Andrews	Henry Gabbay
Chief Financial Officer	Director

/s/ G. Nicholas Beckwith, III	/s/ Jerrold B. Harris
G. Nicholas Beckwith, III	Jerrold B. Harris
Director	Director

/s/ Richard E. Cavanagh	/s/ R. Glenn Hubbard
Richard E. Cavanagh	R. Glenn Hubbard
Director	Director

/s/ Richard S. Davis	/s/ W. Carl Kester
Richard S. Davis	W. Carl Kester
Director	Director

/s/ Kent Dixon	/s/ Karen P. Robards
Kent Dixon	Karen P. Robards
Director	Director

/s/ Frank J. Fabozzi	____________________________
Frank J. Fabozzi	Robert S. Salomon, Jr.
Director	Director

/s/ Kathleen F. Feldstein
Kathleen F. Feldstein
Director